Exhibit 3.1

STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

August 6, 2014

Job Number:                                      C20140806-0662

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140567809-82	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

/s/ ROSS MILLER
ROSS MILLER Secretary of State

Certified By: Stephen Loff Certificate Number: C20140806-0662 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684-5708	/s/ Ross Miller	20140567809-82
Website: www.nvsos.gov	Ross Miller	Filing Date and Time
	Secretary of State	08/06/2014 8:00 AM
	State of Nevada	Entity Number
Articles of Incorporation		E0405862014-1
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HealthLynked Corp.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	National Registered Agents, Inc. of NV
Name
	☐ Noncommercial Registered Agent (name and address below)	OR ☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agents OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares corporation	Number of shares		Par value		Number of shares
is authorized to issue)	with par value:	250,000,000	per share: $	.0001	without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1)	Dr. Michael Dent
		Name
	1726 Medical Blvd, Suite 101		Naples	FL	34110
		Street Address	City	State	Zip Code
	2)
		Name

		Street Address	City	State	Zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:	6. Benefit Corporation:
required only if Benefit		(see instructions) ☐ Yes
Corporation status selected)

6. Name, Address and Signature of Incorporator: (attach additional page if	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to Knowingly offer any false or forged instrument for filling in the Office of the Secretary of State.
more than one incorporator)	Avital Even-Shoshan	X
	Name	Incorporator Signature
61 Broadway, 32nd Floor	New York	NY	10006
Address	City	State	Zip Code

7. Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of	CSC Services of Nevada, Inc.
Appointment of Registered Agent:	X	8-5-2014
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13